Exhibit 5.1

May 8, 2014

Connecticut Water Service, Inc.

93 West Main Street

Clinton, CT 06412

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Connecticut Water Service, Inc., a Connecticut corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), 450,000 shares (the “Shares”) of common stock of the Company, without par value (the “Common Stock”) issuable pursuant to the terms of the Connecticut Water Service, Inc. 2014 Performance Stock Program (the “Program”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Program, (iii) the Amended and Restated Certificate of Incorporation and By-Laws of the Company, each as currently in effect, and (iv) certain resolutions adopted by the Board of Directors of the Company relating to the Program and the issuance of the Shares pursuant to the terms of the Program, and certain related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company or others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. We have made such other investigations of fact and law as we have deemed necessary or appropriate in order to express the opinions hereinafter set forth.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

As to various matters of fact material to our opinion, we have relied upon, and assumed the accuracy, completeness and genuineness of, the statements of fact contained in the documents we have examined or made to us by officers or employees of the Company who by reason of their positions would be expected to have knowledge of such facts. Although we have made no independent investigation of any such facts, nothing has come to our attention which would lead us to believe that such facts are inaccurate.

Members of our firm are admitted to the Bar of the State of Connecticut and do not purport to be experts on, or express any opinion concerning, any law other than the laws of the State of Connecticut and the federal securities laws of the United States.

Based upon and subject to our examination of the foregoing items and subject to the limitations, qualifications, and assumptions set forth herein, we are of the opinion that Shares have been duly authorized for issuance and, upon the effectiveness of the Registration Statement under the Securities Act and the issuance of the Shares and delivery of proper stock certificates or uncertificated book entries therefor in the manner contemplated in the Program, the Shares will constitute validly issued, fully paid and nonassessable shares of capital stock of the Company.

This opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect. This opinion is rendered only as of the date hereof and is based upon currently existing statutes, rules, regulations and judicial decisions. We undertake no obligation to update or supplement this opinion to reflect any changes in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions as set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not thereby admit that we are an “expert” within the meaning of, or are in the category of person whose consent is required under, Section 7 of the Securities Act.

Except as provided in this paragraph, this opinion is not to be used, circulated or quoted for any other purpose or otherwise referred to or relied upon by any other person without our express written permission.

Very truly yours,

MURTHA CULLINA LLP

By:	/s/ Edward B. Whittemore
Edward B. Whittemore
A Partner of the Firm

cc:	David C. Benoit

Kristen A. Johnson